UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014 (August 7, 2014)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01—Regulation FD Disclosure

As a result of the refinancing of the 2014 Notes and the 2016 Notes (both as defined below), WellPoint, Inc. (“the Company”) expects to incur an after-tax charge not to exceed $0.20 per share. Therefore, the Company now expects net income for the full year 2014 to be greater than $8.61 per share. Excluding this charge, the Company continues to expect adjusted net income to be greater than $8.60 per share for full year 2014. This guidance includes no investment gains or losses beyond those recorded during the first six months of 2014.

None of the information furnished in this Item 7.01 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this Item 7.01 shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 8.01. Other Events.

Notes Offering

On August 12, 2014, the Company closed its sale of $850 million initial aggregate principal amount of its 2.250% Notes due 2019 (the “2019 Notes”), $800 million initial aggregate principal amount of its 3.500% Notes due 2024 (the “2024 Notes”), $800 million initial aggregate principal amount of its 4.650% Notes due 2044 (the “2044 Notes”) and $250 million initial aggregate principal amount of its 4.850% Notes due 2054 (the “2054 Notes” and, together with the 2019 Notes, the 2024 Notes and the 2044 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated August 7, 2014 (the “Underwriting Agreement”), among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the related Terms Agreement, dated August 7, 2014 (the “Terms Agreement”), among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in the Terms Agreement (the “Underwriters”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-178394) previously filed with the Securities and Exchange Commission under the Act.

The Company anticipates that it will receive proceeds of approximately $2.667 billion from the sale of the Notes after deducting underwriting discounts and its offering expenses. The Company intends to use the proceeds to repay or redeem all of its 5.000% Notes due 2014 (the “2014 Notes”) and to redeem or otherwise repurchase all or a portion of its 5.25% Notes due 2016 (the “2016 Notes”). The Company intends to use the balance of the net proceeds from the offering for general corporate purposes, including, but not limited to, purchases of shares of the Company’s common stock pursuant to its share repurchase program and the repayment of short- and/or long-term debt. The Indenture (defined below) does not prohibit or limit the incurrence of indebtedness and other liabilities by the Company or its subsidiaries.

The Notes have been issued pursuant to an Indenture, dated as of January 10, 2006 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”). Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2015. With respect to the Notes, each interest payment will be made to the persons who are registered holders of the Notes on the immediately preceding February 1 and August 1, respectively.

The Notes may be declared immediately due and payable by the Trustee or the holders of 25% of the principal amount of the Notes of the affected series if an event of default occurs under the Indenture and has not been cured. An event of default generally means that the Company (1) fails to pay the principal or any premium on a Note on its due date, (2) does not pay interest on a Note within 30 days of its due date, (3) remains in breach of any other term of the Indenture for 60 days after its receipt of written notice of such failure or (4) files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occurs.

The 2019 Notes will mature on August 15, 2019, the 2024 Notes will mature on August 15, 2024, the 2044 Notes will mature on August 15, 2044, and the 2054 Notes will mature on August 15, 2054. However, the Company may redeem the Notes of any series, in whole at any time or in part from time to time, at its option, or, in the case of the 2024 Notes, at any time or from time to time prior to May 15, 2024 (three months prior to their maturity date), or, in the case of the 2044 Notes, at any time or from time to time prior to February 15, 2044 (six months prior to their maturity date), or, in the case of the 2054 Notes, at any time or from time to time prior to February 15, 2054 (six months prior to their maturity date), at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the remaining scheduled payments of principal and interest on the applicable Notes being redeemed (not including any portion of the payments of interest accrued as of the date of redemption) discounted to its present value, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the Indenture, plus 10 basis points in the case of the 2019 Notes, plus 17.5 basis points in the case of the 2024 Notes, plus 25 basis points in the case of the 2044 Notes and plus 25 basis points in the case of the 2054 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption. On and after May 15, 2024, in the case of the 2024 Notes, on and after February 15, 2044, in the case of the 2044 Notes, and on and after February 15, 2054, in the case of the 2054 Notes, the Notes are redeemable at the Company’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to such redemption date.

Unless the Company has exercised its right to redeem the 2019 Notes, the 2024 Notes, the 2044 Notes and the 2054 Notes in full as described above, upon the occurrence of both (i) a change of control of the Company and (2) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Services Inc., Standard & Poor’s Ratings Services and Fitch Ratings Inc. within a specified period, it will be required to make an offer to purchase all of the 2019 Notes, the 2024 Notes, the 2044 Notes and the 2054 Notes at a price equal to 101% of the principal amount of the 2019 Notes, the 2024 Notes, the 2044 Notes and the 2054 Notes, respectively, plus any accrued and unpaid interest to the date of repurchase.

The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain affiliates of the Underwriters are participants in the Company’s revolving credit agreement. In addition, certain underwriters or their affiliates hold positions in the 2014 Notes and 2016 Notes and therefore may receive a portion of the proceeds from the offering.

The foregoing description of the issuance and sale does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, and the Indenture, which is incorporated by reference hereto as Exhibit 4.1.

The computation of the Ratio of Earnings to Fixed Charges is attached as Exhibit 12.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of August 7, 2014, among WellPoint, Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture, dated as of January 10, 2006, between WellPoint, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) (filed as Exhibit 4.1 to WellPoint, Inc.’s Form 8-K dated January 10, 2006, and incorporated herein by reference) (Commission file number 001-16751).

4.2	Form of the 2.250% Notes due 2019.

4.3	Form of the 3.500% Notes due 2024.

4.4	Form of the 4.650% Notes due 2044.

4.5	Form of the 4.850% Notes due 2054.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Faegre Baker Daniels LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2014

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of August 7, 2014, among WellPoint, Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.1	Indenture, dated as of January 10, 2006, between WellPoint, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) (filed as Exhibit 4.1 to WellPoint, Inc.’s Form 8-K dated January 10, 2006, and incorporated herein by reference) (Commission file number 001-16751).

4.2	Form of the 2.250% Notes due 2019.

4.3	Form of the 3.500% Notes due 2024.

4.4	Form of the 4.650% Notes due 2044.

4.5	Form of the 4.850% Notes due 2054.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Faegre Baker Daniels LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.